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                                            TELEDYNE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE                              Contact:  Rosanne O'Brien
                                                              Teledyne, Inc.
                                                                310/551-4265

                                                       Fred Spar/Adam Weiner
                                                                212/593-2655


         TELEDYNE REPORTS 160 PERCENT HIGHER FIRST QUARTER RESULTS

   Los Angeles, Calif., April 11, 1995 - Teledyne, Inc. (NYSE:TDY) announced today first quarter 1995 net income of $64.3 million or $1.16 per share compared with a net loss of $55.1 million or $0.99 per share for the first quarter 1994. First quarter 1995 income increased 160 percent to $34.0 million or $0.61 per share (excluding an after tax gain of $30.3 million on the sale of Teledyne Electronic Systems), over first quarter 1994 income of $13.1 million, or $0.24 per share (excluding a $68.2 million after tax charge to resolve certain U.S. government contracting issues). Sales from continuing operations were $623.8 million for the first quarter of 1995, compared to $527.4 million for the same period of 1994.

   "Results for the first quarter, following the strong fourth quarter of 1994, are further evidence that Teledyne is realizing the benefits of the restructuring and realignment the Company undertook in the past few years," said William P. Rutledge, chairman and chief executive officer, and Donald B. Rice, president and chief operating officer. "Nevertheless, the Company is firmly committed to determining whether a possible sale of Teledyne will deliver value for shareholders greater than continued implementation of our

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business plan."  As previously announced, the Company has engaged Goldman,
Sachs & Co. to assist it in soliciting and assessing proposals for possible sale of Teledyne or other transaction.

   The Company said that detailed sales and operating profit figures for its four business segments will be reported in a separate release later this week.

   Teledyne is a diversified manufacturing corporation serving customers worldwide through 18 operating companies focused in four business segments: Aviation & Electronics; Specialty Metals; Industrial; and Consumer.

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